SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 13, 2008

MSGI SECURITY SOLUTIONS, INC.
(Exact name of Registrant as specified in charter)

Nevada	0-16730	88-0085608
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation)		Identification No.)

575 Madison Avenue
New York, New York 10022
(Address of Principal Executive Offices)

917-339-7134
(Registrant's telephone number, including area code)

Item 8.01. Other Events

This filing is made in order to disclose an update on the capitalization of the company.

The Company has fully extinguished a $1 million Callable Convertible Note, which was entered into on May 21, 2007 with a single institutional investor.

As of the most recently reported period ended March 31, 2008; the Company reported 19,475,358 total shares outstanding.

As of June 13, 2008 and based on certain conversions of debt to equity under the provisions of an 8% Callable Convertible Note issued by the Company during the previous fiscal year, the Company has issued 2,149,597 shares of Common stock. These stock issuances, among others, have resulted in yielding a current total shares outstanding of 22,237,716. The terms of the 8% Callable Convertible Note have been disclosed in prior filings with the United States Securities and Exchange Commission on Forms 8-K.

Item 9.01. Financial Statements and Exhibits

(a) N/A
(b) N/A
(c) N/A
(d) N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSGI SECURITY SOLUTIONS, INC.

Date: June 13, 2008	By:	/s/ Richard J. Mitchell III
Name: Richard J. Mitchell III, Chief Accounting Officer